Exhibit 99.1

For Immediate Release

Caliper Life Sciences to Acquire Cambridge Research & Instrumentation

- Adds Proprietary Multiplexed In Vivo and Tissue Imaging Technology to Caliper’s Leading Portfolio of Drug Discovery, Imaging and Diagnostics Solutions -

HOPKINTON, Mass. & WOBURN, Mass, December 9, 2010 — Caliper Life Sciences, Inc. (Nasdaq: CALP), a leading provider of products and services for drug discovery research, today announced that it has entered into a definitive agreement to acquire privately-held Cambridge Research & Instrumentation, Inc. (CRi) for approximately $20.0 million, including net debt.  CRi’s patented preclinical and tissue-based multiplexed analysis systems will expand Caliper’s life sciences tools portfolio, particularly as it bridges into clinical research, pathology and clinical market applications.  Under the agreement, in exchange for all of CRi’s outstanding equity securities, Caliper will issue common stock valued at approximately $10.5 million, pay cash of approximately $7.5 million, and assume CRi indebtedness of approximately $2.0 million.  CRi’s revenues are expected to be approximately $12.0 million in 2010 and the technology should deliver a 20%+ growth rate upon reconfiguration and integration into Caliper’s portfolio and operations.  Ultimately, Caliper’s entry into the emerging digital and multiplexed pathology market segment has the potential to deliver a substantially greater growth profile.

“CRi’s advanced platforms add an important new dimension of capability to our suite of next-generation life science tools, and positions Caliper to further address biomarker discovery and companion diagnostics solutions for personalized medicine development programs,” said Kevin Hrusovsky, President and CEO of Caliper Life Sciences.  “This acquisition extends the reach of Caliper’s proprietary offerings along the in vitro to in vivo bridge by filling the gap in tissue analysis platforms.  Similar to the approach we used in our successful commercialization of other disruptive technologies such as microfluidic LabChips and whole animal optical imaging systems, we see an opportunity to leverage CRi’s advanced multiplex technology towards unmet needs in a rapidly changing market, in this case the billion-dollar tissue imaging and digital pathology clinical research market.  With CRi’s technologies in our toolkit, we will be able to offer a more comprehensive suite of tools and services to address the important emerging trend toward personalized medicine.”

“We are delighted for CRi to join Caliper,” said George Abe, President and CEO of CRi.  “Caliper’s market leadership and extensive corporate relationships within the biotech and pharmaceutical industries, coupled with its rich culture of nurturing and commercializing innovative technologies, make Caliper the right partner to fully realize the market potential of CRi’s portfolio of multiplexed imaging technologies.”

Abe will join Caliper as Senior Vice President, Cellular & Tissue Analysis, reporting directly to Kevin Hrusovsky, Caliper’s President and CEO.  In this role, Abe will be responsible for directing the growth and strategic direction of the tissue analysis business.

CRi’s headquarters and manufacturing operations will be consolidated with Caliper’s existing operations in Hopkinton, Mass.  The manufacturing relocation is expected to occur in mid-2011, at which time the CRi Woburn facility will be closed.  Approximately 75% of CRi’s 49 employees will be offered continuing employment with Caliper.  Overall, Caliper expects to incur restructuring, integration, and initial capital investment costs of approximately $2.5 million, occurring mainly in 2011, in order to achieve anticipated business combination synergy cost benefits of between $2.5 - $3.0 million per year, which will be fully phased in by the end of 2011.  The transaction is expected to be EBITDA accretive in 2011.

CRi’s multispectral imaging technology is revolutionizing the analysis of tissue samples. Over the last decade, CRi has successfully formed relationships with leading universities, medical institutions, and pharmaceutical and biotechnology companies around the globe. Researchers at Pfizer, Merck, Novartis, Dana Farber Cancer Center, Stanford, and Baylor College of Medicine have employed CRi’s inForm, Nuance, Vectra and Maestro products to perform high throughput, quantitative imaging of intact tissue, simultaneous analysis of multiple biomarkers, and multispectral imaging of small animals.

Caliper will host a conference call to discuss the transaction tomorrow, Friday, December 10, at 9:00 am EST.  To participate in the call, please dial 866.788.0540 five to ten minutes prior to the call and use the participant passcode of 36383597.  International callers can access the call by dialing 857.350.1678 and using the same passcode.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=85833&eventID=3581864.

Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a recording of the proceeding from December 10 to December 17, dial 888.286.8010 and use the participant passcode of 70910616. International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation and liquid handling, optical imaging technologies, and discovery and development outsourcing solutions. For more information please visit www.caliperLS.com.

About CRi, Inc.

Cambridge Research & Instrumentation (CRi) develops and markets optical imaging systems to advance biomedical research and molecular-based drug and diagnostic development. CRi’s patented systems enable researchers and clinicians to quantify multiple disease and drug response markers in intact tissue samples, at a cellular level or in living small animals. CRi’s products integrate a unique multispectral imaging technology with proprietary image analysis algorithms to achieve unparalleled accuracy and sensitivity, rapidly and cost-effectively. CRi’s award-winning systems include Nuance™ and TRIO™ for multispectral imaging on brightfield and fluorescence microscopes; inForm™ automated image analysis software; Vectra™ for high-throughput slide imaging and analysis; and Maestro™ for in-vivo optical imaging. Learn more at www.cri-inc.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expectation that revenues from CRi products will be $12.0 million in 2010 with the potential to grow at a rate greater than 20% annually once fully integrated into Caliper’s global commercial operations, Caliper’s plan to consolidate CRi’s operations with Caliper’s operations during 2011, the expected integration costs associated with the acquisition of CRi, the expected expansion of Caliper’s addressable market through the acquisition of CRi, and the expected annual cost savings from consolidating CRi’s operations with Caliper’s operations, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper may encounter unexpected difficulties in consolidating CRi’s operations with its existing operations and expected cost synergies may not be realized and that unanticipated difficulties may be encountered in Caliper’s marketing and selling of CRi’s products.  Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2009.  Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

Caliper is a trademark of Caliper Life Sciences, Inc.  CRi, Nuance, TRIO, inForm, Vectra, and Maestro are trademarks of Cambridge Research & Instrument.

Investor Contact:

Peter McAree

Caliper Life Sciences

774.278.2215

Media Contact:

Benjamin Navon/Kristin Villiotte

Schwartz Communications

781.684.0770

caliper@schwartz-pr.com

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